Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Defined terms included below shall have the same meaning as terms defined and included elsewhere in the Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on January 5, 2021.

Introduction

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. This information has been provided to aid in your analysis of the financial aspects of the Business Combination. For each of the periods presented, the pro forma financial information reflects the combination of historical financial information of RMG Acquisition Corp. (“RMG”) and Romeo Systems, Inc. (“Romeo”), adjusted to give effect to (1) the Business Combination, inclusive of the issuance of RMG common stock for Romeo’s issued and outstanding preferred stock and convertible notes as if each converted to Romeo common stock immediately prior to the Business Combination, (2) the repayment of certain of Romeo’s outstanding notes, (3) certain related equity financing transactions, and (4) the payment of transaction costs (collectively, the “Transactions”). Hereinafter, RMG and Romeo are collectively referred to as the “Companies,” and the Companies, subsequent to the Business Combination, are referred to herein as the “Combined Company.”

The unaudited pro forma condensed combined balance sheet, which has been presented for the Combined Company as of September 30, 2020, gives effect to the transactions summarized below, as if they were consummated on September 30, 2020. The unaudited pro forma condensed combined statements of operations, which have been presented for the nine months ended September 30, 2020 and for the year ended December 31, 2019, give pro forma effect to the transactions summarized below, as if they had occurred on January 1, 2019. The unaudited pro forma condensed combined balance sheet does not purport to represent, and is not necessarily indicative of, what the actual financial condition of the Combined Company would have been had the Business Combination taken place on September 30, 2020, nor is it indicative of the financial condition of the Combined Company as of any future date. The unaudited pro forma condensed combined statements of operations do not purport to represent, and are not necessarily indicative of, what the actual results of operations of the Combined Company would have been had the Business Combination taken place on January 1, 2019, nor are they indicative of the results of operations of the Combined Company for any future period.

Accounting for the Business Combination

Notwithstanding the legal form of the Business Combination pursuant to the Merger Agreement, the Business Combination is accounted for as a reverse recapitalization in accordance with U.S. GAAP.  Under this method of accounting, RMG is treated as the acquired company for financial reporting purposes, and Romeo will be treated as the accounting acquiror. In accordance with this accounting method, the Business Combination will be treated as the equivalent of Romeo issuing stock for the net assets of RMG, accompanied by a recapitalization. The net assets of RMG will be stated at historical cost, with no goodwill or other intangible assets recorded, and operations prior to the Business Combination will be those of Romeo. Romeo has been deemed the accounting acquiror for purposes of the Business Combination based on an evaluation of the following facts and circumstances:

1.	Romeo’s existing stockholders hold a majority ownership interest in the Combined Company;
2.	Romeo’s existing senior management team comprise the senior management of the Combined Company;
3.	Romeo is the larger of the companies based on historical operating activity and employee base; and
4.	Romeo’s operations comprise the ongoing operations of the Combined Company.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements give effect to the following events that are (i) directly attributable to the Transactions, (ii) factually supportable, and (iii) with respect to the pro forma statements of operations, expected to have a continuing impact on the Combined Company’s results following the Transactions:

•	The merger between RMG’s newly-formed merger subsidiary and Romeo, with Romeo surviving as a wholly-owned subsidiary of RMG;
•	The issuance of shares of RMG common stock for all of the issued and outstanding equity interests of Romeo, inclusive of RMG shares issued in exchange for both Romeo’s issued and outstanding preferred stock and issued and outstanding convertible notes (inclusive of interest accrued thereon), as if each had converted into Romeo common stock immediately prior to the Business Combination;
•	The sale and issuance of 16 million shares of RMG common stock for a purchase price of $10.00 per share, or $160 million in the aggregate, immediately prior to the Business Combination, pursuant to the Subscription Agreements entered into concurrently with the Merger Agreement (the “Private Placement”);
•	The settlement of all of Romeo’s issued and outstanding term notes, inclusive of accrued and unpaid interest;
•	The payment of transaction costs incurred by both RMG and Romeo;
•	The payment of deferred legal fees, underwriting commissions, and other costs incurred in connection with RMG’s Initial Public Offering (“IPO”);
•	The contribution of $35 million to Heritage Battery Recycling, LLC (“HBR”), a related party to both a pre-Business Combination stockholder of Romeo and Subscription Investor;
•	The settlement of $9.1 million of the notes receivable due to Romeo from stockholders, inclusive of the forgiveness of $3.8 million of the amount due; and
•	The exchange of all issued and outstanding warrants and stock options for the purchase of shares of Romeo common stock, inclusive of stock options for which vesting is fully contingent upon Romeo being acquired by a special purpose acquisition company (“SPAC”), for warrants and stock options for the purchase of common stock of the Combined Company.

Pursuant to RMG’s Certificate of Incorporation, public stockholders were offered the opportunity to redeem, upon the closing of the Business Combination, shares of RMG Class A Common Stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account. The unaudited condensed combined pro forma financial statements reflect that there were no properly elected redemptions of shares of RMG Class A Common Stock.

The unaudited pro forma condensed combined financial information was derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes, which are included in the proxy statement/consent solicitation statement/prospectus and incorporated herein by reference:

•	The historical unaudited condensed financial statements of RMG as of and for the nine months ended September 30, 2020, and the historical audited financial statements of RMG as of and for the year ended December 31, 2019; and

•	The historical unaudited condensed consolidated financial statements of Romeo as of and for the nine months ended September 30, 2020, and the historical audited consolidated financial statements of Romeo as of and for the year ended December 31, 2019.

This unaudited pro forma condensed combined financial information should also be read together with the sections of the proxy statement/consent solicitation statement/prospectus entitled “RMG’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Romeo’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Summary of the Material Terms of the Business Combination,” and “Proposal No. 1— The Business Combination Proposal,” as well as other information included elsewhere in the proxy statement/consent solicitation statement/prospectus, which is incorporated herein by reference.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only. The pro forma adjustments represent estimates based on information available as of the dates of the unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available. Assumptions and estimates underlying the pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.  The actual financial position and results of operations of the Combined Company subsequent to consummation of the Transactions may differ significantly from the pro forma amounts reflected herein.

PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2020

(UNAUDITED)

(in thousands)

	RMG	Romeo	Pro Forma		Pro Forma
	(Historical)	(Historical)	Adjustments	Ref	Combined
Assets
Current Assets
Cash and cash equivalents	$316	$246	$303,381	(A)	$303,943
Accounts receivable, net of allowance for doubtful accounts	—	996	—		996
Inventories, net	—	8,572	—		8,572
Insurance receivable	—	6,000	—		6,000
Deferred costs	—	2,357	—		2,357
Prepaid expenses	144	1,834	—		1,978
Total current assets	460	20,005	303,381		323,846

Restricted cash	—	1,500	—		1,500
Restricted cash equivalents held in Trust Account	234,179	—	(234,179)	(C)	—
Property, plant, and equipment, net	—	5,316	—		5,316
Investment in unconsolidated joint venture	—	1,208	—		1,208
Heritage battery recycling contribution	—	—	35,000	(D)	35,000
Operating lease right-of-use assets	—	5,531	—		5,531
Deferred Offering Costs	—	2,804	(2,804)	(E)	—
Other noncurrent assets	—	1,154	—		1,154
Total Assets	234,639	37,518	101,398		373,555

Liabilities
Current liabilities
Accounts payable	6	10,348	(2,149)	(F)	8,205
Accrued expenses	202	3,923	(815)	(F)	3,310
Contract liabilities	—	3,104	—		3,104
Franchise tax payable	150	—	—		150
Income tax payable	—	—	—		—
Current maturities of long-term debt	—	8,437	(6,700)	(G)	1,737
Current maturities of long-term debt to related parties	—	2,850	(2,850)	(G)	—
Operating lease liabilities - current	—	853	—		853
Legal settlement payable	—	6,000	—		6,000
Accrued interest	—	407	(407)	(G)	—
Other current related party liability	—	1,614	(1,614)	(K)	—
Other current liabilities	—	314	—		314
Total current liabilities	358	37,850	(14,535)		23,673

Deferred legal fees	450	—	(450)	(F)	—
Deferred underwriting commissions	8,050	—	(8,050)	(F)	—
Note payable	42	—	—		42
Long-term debt - net of current portion	—	8,712	(7,149)	(L)	1,563
Long-term accrued interest	—	429	(429)	(L)	—
Operating lease liabilities - noncurrent	—	4,782	—		4,782
Other noncurrent liabilities	—	56	—		56
Total liabilities	8,900	51,829	(30,613)		30,116

Preferred stock (R)
Series seed preferred stock	—	7,369	(7,369)	(M)	—
Series A-1 preferred stock	—	49,762	(49,762)	(M)	—
Series A-2 preferred stock	—	19,818	(19,818)	(M)	—
Series A-3 preferred stock	—	8,698	(8,698)	(M)	—
Series A-4 preferred stock	—	17,933	(17,933)	(M)	—
Series A-5 preferred stock	—	4,000	(4,000)	(M)	—
Total preferred stock	—	107,580	(107,580)		—

Class A common shares subject to possible redemption (R)	220,739	—	(220,739)	(N)	—

Stockholders’ equity (deficit):
RMG Class A Common Stock (R)	—	—	13	(O)	13
RMG Class B Common Stock (R)	1	—	(1)	(O)	—
Romeo Class A common stock (R)	—	1	(1)	(O)	—
Romeo Class B common stock (R)	—	1	(1)	(O)	—
Additional paid in capital	7,327	79,818	457,044	(O)	544,189
Notes receivable from stockholders	—	(9,175)	9,123	(P)	(52)
Accumulated deficit	(2,328)	(192,536)	(5,847)	(Q)	(200,711)
Total Stockholders’ equity (deficit)	5,000	(121,891)	460,330		343,439
Total Liabilities, Preferred stock and Stockholders’ equity (deficit)	$234,639	$37,518	$101,398		$373,555

See the accompanying notes to the unaudited pro forma condensed combined financial statements.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

(UNAUDITED)

(in thousands, except share and per share data)

	RMG	Romeo	Pro Forma		Pro Forma
	(Historical)	(Historical)	Adjustments	Ref	Combined	Ref
Total revenue	$—	$4,326	$—		$4.326
Total costs of sales	—	7,851	—		7,851
Gross loss	—	(3,525)	—		(3,525)

Operating expenses
Research and development	—	5,213	—		5,213
Selling, general, and administrative	1,049	10,303	(110)	(a)	11,242
Franchise tax expense	150	—	—		150
Legal settlement	—	—	—		—
Total operating expenses	1,199	15,516	(110)		16,605
Operating loss	(1,199)	(19,041)	110		(20,130)

Other income (expense)
Interest income	1	—	—		1
Interest earned on restricted cash equivalents held in Trust Account	1,153	—	(1,153)	(b)	—
Interest expense	—	(783)	744	(c)	(39)
Other expense	—	(1,614)	1,614	(d)	—
Total other income (expense)	1,154	(2,397)	1,205		(38)
Net loss before income taxes and equity (loss) in affiliates	(45)	(21,438)	1,315		(20,168)

Equity (loss) in affiliates	—	(1,272)	—		(1,272)
Income tax (expense) benefit	171	—	(171)	(e)	—
Net income (loss)	$126	$(22,710)	$1,144		$(21,440)

Weighted average number of shares outstanding					125,550,556	(f)
Basic and diluted net loss per share					$(0.17)	(f)

See the accompanying notes to the unaudited pro forma condensed combined financial statements.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2019

(UNAUDITED)

(in thousands, except share and per share data)

	RMG	Romeo	Pro Forma		Pro Forma
	(Historical)	(Historical)	Adjustments	Ref	Combined	Ref
Total revenue	$—	$8,488	$—		$8,488
Total costs of sales	—	17,237	—		17,237
Gross loss	—	(8,749)	—		(8,749)

Operating expenses
Research and development	—	11,242	—		11,242
Selling, general, and administrative	893	13,890	—		14,783
Franchise tax expense	200	—	—		200
Legal settlement expense	—	4,586	—		4,586
Total operating expenses	1,093	29,718	—		30,811
Operating loss	(1,093)	(38,467)	—		(39,560)

Other income (expense)
Interest income	12	269	—		281
Interest earned on restricted cash equivalents held in Trust Account	399	—	(399)	(aa)	—
Gain on marketable securities (net) and dividends held in Trust Account	3,565	—	(3,565)	(bb)	—
Interest expense	—	(10,954)	92	(cc)	(10,862)
Loss on extinguishment of debt	—	(9,181)	—		(9,181)
Total other income (expense)	3,976	(19,866)	(3,872)		(19,762)
Net loss before income taxes and equity (loss) in affiliates	2,883	(58,333)	(3,872)		(59,322)

Equity (loss) in affiliates	—	(1,520)	—		(1,520)
Income tax (expense) benefit	(797)	(1)	797	(dd)	(1)
Net income (loss)	$2,086	$(59,854)	$(3,075)		$(60,843)

Weighted average number of shares outstanding					125,485,541	(ee)
Basic and diluted net loss per share					$(0.48)	(ee)

See the accompanying notes to the unaudited pro forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

NOTE 1 – BASIS OF PRO FORMA PRESENTATION

The Business Combination is accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, RMG is treated as the acquired company for financial reporting purposes, and Romeo is treated as the accounting acquiror. Accordingly, the Business Combination is treated as the equivalent of Romeo issuing stock for the net assets of RMG, accompanied by a recapitalization. The net assets of RMG are stated at historical cost, with no goodwill or intangible assets recorded. Operations prior to the Business Combination are those of Romeo.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and for the nine months ended September 30, 2020 give pro forma effect to the Business Combination as if it had occurred on January 1, 2019. The unaudited pro forma condensed combined balance sheet as of September 30, 2020 assumes that the Business Combination was completed on September 30, 2020.

The unaudited pro forma condensed combined financial information was derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes, which are included in the proxy statement/consent solicitation statement/prospectus and incorporated herein by reference:

•	The historical unaudited condensed financial statements of RMG as of and for the nine months ended September 30, 2020 and the historical audited financial statements of RMG as of and for the year ended December 31, 2019; and

•	The historical unaudited condensed consolidated financial statements of Romeo as of and for the nine months ended September 30, 2020 and the historical audited consolidated financial statements of Romeo as of and for the year ended December 31, 2019.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, cost savings or other benefits that may result from consummation of the Transactions. The pro forma adjustments that have been reflected to give effect to the Transactions are based on currently available information and certain assumptions and methodologies believed to be reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible for those differences to be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transactions based on information available at the time, and the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position of the Combined Company would have been had the Transactions taken place on the dates indicated, nor is the information indicative of the future consolidated results of operations or financial position of the Combined Company. This unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements and notes thereto of RMG and Romeo.

NOTE 2 – ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF SEPTEMBER 30, 2020

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 includes the following adjustments:

A – Represents the aggregate impact of the following pro forma adjustments to cash to give effect to the Business Combination, the Private Placement, transaction costs and the cash settlement of certain obligations in accordance with the Merger Agreement:

	Amount
	(in thousands)
Cash inflow from Private Placement	$160,000	(B)
Cash inflow from RMG’s Trust account	234,179	(C)
Payment to fund operations of Heritage Battery Recycling	(35,000	)(D)
Payment of RMG’s deferred IPO fees and Romeo’s accrued transaction-related liabilities	(11,464	)(F)
Settlement of issued and outstanding term loans and related accrued interest	(10,100	)(G)
Cash receipt for amounts due to Romeo under notes receivable from stockholders	5,314	(H)
Payment of estimated transaction fees incurred by Romeo	(17,893	)(I)
Payment of estimated transaction fees incurred by RMG	(21,655	)(J)
Net Pro Forma Adjustment to Cash	$303,381	(A)

B – Represents the gross cash proceeds attributable to the issuance of 16 million shares of RMG common stock for $10 per share, or $160 million in aggregate gross proceeds, upon the closing of the Private Placement that occurred immediately prior to consummation of the Business Combination.

C – Represents cash equivalents released from RMG’s Trust Account and relieved of restrictions regarding their use subsequent to consummation of the Business Combination and, therefore, available for general use by the Combined Company.

D – Represents payment of the cash contribution required to fund operating activities of Heritage Battery Recycling, LLC (“HBR”), in exchange for a 30% profit sharing interest in HBR, because the Transactions yielded net proceeds of greater than $200 million to the Combined Company, after the payment of transaction costs. The cash contribution of $35 million excludes the Combined Company’s future requirements and potential obligations to fund (1) up to $10 million for a one-year pilot program that HBR and an affiliate of HBR plan to conduct and (2) 30% of HBR’s future operating cash needs. These amounts have been excluded because the funding requirements, if any, are currently unknown.

E – Represents deferred legal, accounting, and other costs incurred and reported as liabilities on Romeo’s balance sheet that are directly related to the Transactions. For purposes of the reverse recapitalization transaction, these transaction costs are treated as a reduction of the cash proceeds resulting from the Transactions and, accordingly, the deferred asset is de-recognized as a reduction to additional paid-in capital upon consummation of the Transactions. Refer to balance sheet adjustments A and F for the corresponding adjustments to cash, accounts payable and accrued expenses reported for the Combined Company and balance sheet adjustment O for the corresponding adjustment to additional paid-in capital reported for the Combined Company.

F - Represents cash used to pay (1) underwriting, legal, and other fees incurred by RMG in connection with its IPO, for which payment was deferred until consummation of a business combination, and (2) transaction-related expenses accrued and reported as liabilities on Romeo’s balance sheet as of September 30, 2020. Details of amounts accrued on RMG and Romeo’s balance sheets are as follows:

	Amount
	(in thousands)
RMG’s deferred IPO legal fees	$450
RMG’s deferred IPO underwriting commissions	8,050
Other IPO expenses accrued by RMG	50
Romeo’s deferred transaction fees	2,804	(E)
Romeo’s accrued transaction-related bonuses	110
Total deferred costs and accrued expenses to be paid with RMG trust and private placement proceeds	$11,464

G – Represents cash proceeds used for the repayment of Romeo’s issued and outstanding term notes, inclusive of accrued and unpaid interest, upon consummation of the Business Combination. This adjustment includes all interest accrued and paid in settlement of Romeo’s term notes that were issued and outstanding as of September 30, 2020. The pro forma adjustment does not include payment of $2.07 million in term notes and accrued interest that Romeo incurred subsequent to September 30, 2020 and paid upon the consummation of the Business Combination, as the net cash inflows and outflows attributable to these notes substantially offset.

H – Represents cash proceeds received upon collection of the notes receivable that were due from stockholders upon consummation of the Business Combination.

I – Represents cash used to pay the estimated direct and incremental transaction costs, comprised of underwriting, legal and other fees, due from Romeo on the Business Combination close date, but not yet accrued and reported as a liability on Romeo’s balance sheet as of September 30, 2020. For purposes of a reverse recapitalization transaction, these direct and incremental transaction costs are treated as a reduction of the cash proceeds resulting from the Transactions and, accordingly, are reported as a reduction to additional paid-in capital. Refer to balance sheet adjustment O for the corresponding adjustment to additional paid-in capital reported for the Combined Company.

J – Represents cash used to pay the estimated direct and incremental transaction costs, comprised of underwriting, legal and other fees, due from RMG on the Business Combination close date, but not yet accrued and reported as a liability on RMG’s balance sheet as of September 30, 2020. For purposes of a reverse recapitalization transaction, these direct and incremental transaction costs are treated as a reduction of the cash proceeds resulting from the Transactions and, accordingly, are reported as a reduction to additional paid-in capital. Refer to balance sheet adjustment O for the corresponding pro forma adjustment to additional paid-in capital reported for the Combined Company.

K – Represents the derecognition of a derivative liability that has been recorded by Romeo to reflect the fair value of Romeo’s contractual obligation to forgive a portion of the notes receivable that were due from stockholders upon Romeo consummating the Business Combination. Refer to cash adjustment H and balance sheet adjustments P and Q for details of the pro forma impacts of (1) the cash collected on the outstanding notes receivable due from stockholders upon consummation of the Business Combination, (2) derecognition of Romeo’s notes receivable from stockholders upon settlement, and (3) the forgiveness of a portion of the notes receivable due from stockholders in excess of the derivative liability reported on Romeo’s balance sheet at September 30, 2020.

L – Represents the derecognition of Romeo’s issued and outstanding convertible notes payable and related interest accrued through the date of the Business Combination, for which shares of RMG common stock were issued in connection with the Business Combination, as if the notes and interest had converted into shares of Romeo common stock at a conversion price of $0.4339 per share of Romeo common stock immediately prior to the Business Combination. Refer to balance sheet adjustment O for the pro forma impact of this exchange on additional paid-in capital reported for the Combined Company.

M – Represents the derecognition of Romeo’s issued and outstanding preferred stock, for which shares of RMG common stock were issued in connection with the Business Combination, as if each share of preferred stock was converted into the following number of Romeo common shares for each respective class of preferred stock:

Converted Romeo
Class of preferred stock	common shares
Series seed preferred stock	1.0180 shares
Series A-1 preferred stock	1.1519 shares
Series A-2 preferred stock	1.0288 shares
Series A-3 preferred stock	1.0185 shares
Series A-4 preferred stock	1.0123 shares
Series A-5 preferred stock	1.0000 shares

The exchange of RMG shares for Romeo preferred shares as if they were converted to Romeo common stock also results in the accretion of the preferred shares to their redemption value, which results in a pro forma adjustment totaling approximately $5.29 million. Refer to balance sheet adjustment O for the pro forma impact of the exchange of RMG shares for Romeo’s issued and outstanding preferred stock on the pro forma additional paid-in capital reported for the Combined Company. Refer to balance sheet adjustment Q for the pro forma impact that the accretion of the preferred stock to the redemption value has on the accumulated deficit reported for the Combined Company.

N – Represents the reclassification of RMG redeemable Class A common stock to permanent equity upon consummation of the Business Combination. Balance sheet adjustment O presents the corresponding pro forma impact that the reclassification of RMG redeemable Class A common stock to permanent equity would have on the pro forma amounts reported for both the par value of RMG Class A common stock and additional paid-in-capital of the Combined Company.

O – Represents the net impact of the following pro forma adjustments to the capital accounts of the Combined Company based upon (1) the Business Combination, inclusive of the issuance of RMG common stock for Romeo’s issued and outstanding preferred stock and convertible notes as if each converted to Romeo common stock immediately prior to the Business Combination, (2) the Private Placement (3) transaction costs, and (4) certain other transactions triggered by the Business Combination:

	Amount
	(in thousands)
	RMG Par Value		Romeo Par Value
					Additional
	Class A	Class B	Class A	Class B	Paid-In
	Stock (1)	Stock	Stock	Stock	Capital
Reclassification of redeemable RMG shares to Class A Stock	$2				220,737
Conversion of RMG Class B shares to RMG common stock(2)	1	(1)			—
Exchange of RMG shares for Romeo’s issued and outstanding convertible notes	—				7,709
Exchange of RMG shares for Romeo’s issued and outstanding preferred stock	5				112,870
Private Placement	2				159,998
Shares issued to Romeo common stockholders as consideration	3		(1)	(1)	(2)
Adjustment for share issuance and conversion transactions	13	(1)	(1)	(1)	501,312
Estimated RMG transaction costs					(21,655)
Incurred Romeo transaction costs					(2,804)
Estimated Romeo transaction costs					(17,893)
Elimination of RMG’s historical retained earnings					(2,328)
Issuance of stock options upon consummation of the transaction					412
Total adjustments to par value and additional paid-in capital	$13	$(1)	$(1)	$(1)	$457,044

(1)	Represents the par value of RMG’s Class A common stock prior to the Business Combination and the par value of RMG’s single class of common stock subsequent to the Business Combination.

(2)	RMG’s issued and outstanding Class B shares converted to the single class of RMG common stock that is outstanding subsequent to the Business Combination on a one-for-one basis immediately prior to consummation of the Business Combination.

P – Represents the derecognition of certain notes receivable from stockholders, for which amounts were due from stockholders or forgiven upon consummation of the Business Combination. Refer to balance sheet adjustments A, K, and Q for the pro forma impacts of the collection of cash related to the notes receivable from stockholders, the derecognition of the derivative liability related to the notes receivable from stockholders, and the forgiveness of amounts due to Romeo in excess of the derivative liability, respectively.

Q – Represents the aggregate impact of the pro forma adjustments to the Combined Company’s accumulated deficit to give effect to the following items triggered by consummation of the Business Combination:

Amount
(in thousands)
Accretion of Romeo preferred stock to redemption value prior to exchange for RMG common stock(1)	$(5,294)
Incremental expense for the forgiveness of a portion of the notes receivable due from stockholders upon settlement(2)	(2,195)
Vesting of stock options upon consummation of the Business Combination(3)	(412)
Incremental interest expense incurred on outstanding term notes subsequent to September 30, 2020 (4)	(143)
Incremental interest expense incurred on outstanding convertible notes subsequent to September 30, 2020(5)	(131)
Elimination of RMG accumulated deficit to additional paid-in capital	2,328
Net Pro Forma Adjustment to Accumulated Deficit	$(5,847)

(1)	Refer to balance sheet adjustment M for details regarding the exchange of RMG common stock for Romeo’s issued and outstanding preferred shares upon consummation of the Business Combination.

(2)	Refer to balance sheet adjustment K for details regarding the liability (and associated expense) recognized by Romeo prior to the close of the Business combination.

(3)	Represents stock options for the purchase of Romeo Class A common stock, for which vesting occured upon consummation of the Business Combination, as vesting was conditioned upon the close of the Business Combination. These options originally granted for the purchase of Romeo Class A common stock are exercisable to purchase shares of RMG common stock subsequent to the close of the Business Combination. The expense to be recognized has been estimated using the Black-Scholes option pricing method. The pro forma adjustment excludes incremental stock compensation expense of up to $9.6 million that may be recognized based upon options for the purchase of 38.1 million shares of Romeo common stock granted to one of Romeo’s executive officers, for which the number of shares that may ultimately vest as a result of consummation of this Business Combination will be based upon the average market closing price of the Combined Company’s common stock at the end of each of the five trading days following the expiration of all lock up periods. Accordingly, the number of shares expected to vest is not determinable at this time.

(4)	Refer to balance sheet adjustment G for details regarding the repayment of Romeo’s outstanding term notes and accrued interest upon consummation of the Business Combination.

(5)	Refer to balance sheet adjustment L for details regarding the exchange of RMG common stock for Romeo’s outstanding convertible notes and accrued interest as if the notes and accrued interest had been converted to Romeo common stock immediately prior to consummation of the Business Combination.

R – Authorized, issued and outstanding shares for each class of common stock and preferred stock as of September 30, 2020 and on a pro forma basis is as follows:

	September 30, 2020			Pro Forma Combined Company
	Authorized	Issued	Outstanding	Authorized	Issued	Outstanding
Romeo Preferred stock
Series seed preferred stock	46,729,574	44,900,782	44,900,782	N/A	N/A	N/A
Series A-1 preferred stock	137,741,046	137,741,046	137,741,046	N/A	N/A	N/A
Series A-2 preferred stock	56,016,884	54,918,474	54,918,474	N/A	N/A	N/A
Series A-3 preferred stock	29,161,738	29,161,738	29,161,738	N/A	N/A	N/A
Series A-4 preferred stock	93,465,679	93,465,679	93,465,679	N/A	N/A	N/A
Series A-5 preferred stock	32,000,000	32,000.000	32,000,000	N/A	N/A	N/A

RMG Class A common shares subject to possible redemption	23,000,000	22,073,865	22,073,865	-	-	-

RMG Class A Common Stock	100,000,000	926,135	926,135	250,000,000	125,550,556	125,550,556
RMG Class B Common Stock	10,000,000	5,750,000	5,750,000	-	-	-
Romeo Class A common stock	800,000,000	122,353,887	122,353,887	N/A	N/A	N/A
Romeo Class B common stock	108,297,023	107,295,776	107,295,776	N/A	N/A	N/A

N/A – As a result of the Business Combination, RMG common stock was issued for Romeo’s issued and outstanding common and preferred stock. There is no longer any Romeo common or preferred stock issued and outstanding or authorized after the Business Combination

NOTE 3 – ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 includes the following adjustments:

a – Represents a reduction to Romeo’s selling, general, and administrative expense to eliminate non-recurring transaction bonuses that have been recognized and were due upon consummation of the Business Combination.

b – Represents the elimination of interest income earned on cash equivalents held in RMG’s Trust Account during the period. Cash equivalents were released from RMG’s Trust Account and became available for general use by the Combined Company upon consummation of the Business Combination.

c – Represents the elimination of interest expense recognized by Romeo on (1) term notes that were settled for cash upon consummation of the Business Combination and (2) convertible notes that were exchanged for RMG common stock, as if the notes had been converted to Romeo common stock immediately prior to the Business Combination.

d – Represents the elimination of a non-recurring derivative expense attributable to Romeo’s agreement to forgive a portion of outstanding notes receivable due from stockholders upon consummation of the Business Combination. Refer to balance sheet adjustment K for the corresponding pro forma impact to the related derivative liability balance that has been reported on Romeo’s balance sheet.

e – Represents the elimination of the income tax benefit recognized by RMG. The income tax benefit has been eliminated, and no additional pro forma income tax adjustments have been recorded, as Romeo has recognized significant losses for all historical reporting periods, which has resulted in the recognition of only California state franchise tax and a full valuation allowance against any available deferred tax assets. Accordingly, if the Business Combination had occurred as of January 1, 2019, no income tax expense or benefit would have been recognized by the Combined Company.

f – Represents the pro forma weighted-average shares of RMG common stock outstanding and pro forma loss per share calculated after giving effect to the Business Combination, as follows:

Numerator
Pro forma net loss (in thousands)	$(21,440)
Denominator
RMG public shares	23,000,000
Sponsor’s shares(1)	5,750,000
Private Placement investors’ shares(2)	16,000,000
Current Romeo stockholders’ shares(3)	80,800,556
Basic and diluted weighted average shares outstanding	125,550,556	(f)
Loss per share
Basic and diluted(4)	$(0.17	)(f)

(1)	Represents the Sponsor’s holdings of RMG common stock upon the one-for-one conversion of the Sponsor’s RMG Class B common stock into RMG common stock immediately prior to the consummation of the Business Combination, thereby, resulting in a single class of RMG common stock. Consistent with the assumption related to the Business Combination, this conversion is assumed to have occurred on January 1, 2019 and, accordingly, the shares are assumed to have been outstanding RMG common stock for the entire nine-month period.

(2)	The Private Placement investors’ shares are assumed to have been issued on January 1, 2019, consistent with the assumed date of the Business Combination. Accordingly, these shares are assumed to have been outstanding for the entire nine-month period for purposes of calculating the weighted-average shares outstanding.

(3)	Shares issued to Romeo stockholders to consummate the Business Combination are assumed to have been issued on January 1, 2019. Accordingly, these shares are assumed to have been outstanding for the entire nine-month period for purposes of calculating the weighted-average shares outstanding. The pro forma shares attributable to current Romeo stockholders is calculated by multiplying the exchange ratio of 0.122 and the number of shares of Romeo common stock exchanged in the Business Combination, after giving effect to (1) Romeo’s issued and outstanding preferred stock as if it converted into Romeo common stock as described in balance sheet adjustment M and (2) Romeo’s issued and outstanding convertible notes, inclusive of interest accrued thereon, as if they converted into Romeo common stock at a conversion price of $0.4339 per share.

(4)	Potentially dilutive shares have been deemed to be anti-dilutive and, accordingly, have been excluded from the calculation of diluted loss per share. Potentially dilutive shares that have been excluded from the determination of diluted loss per share include (1) 12,266,666 outstanding warrants issued in connection with RMG’s Initial Public Offering and (2) 15,710,676 options and warrants originally granted for the purchase of shares of Romeo common stock that became exercisable for the purchase of RMG common stock upon consummation of the Business Combination.

NOTE 4 – ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2019

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 includes the following adjustments:

aa - Represents the elimination of interest income earned on cash equivalents held in RMG’s Trust Account during the period. Cash equivalents were released from RMG’s Trust Account and became available for general use by the Combined Company upon consummation of the Business Combination.

bb - Represents the elimination of gains and dividends earned on marketable securities held in RMG’s Trust Account during the period. Upon consummation of the Business Combination, investments were released from RMG’s Trust Account and became available as a source of cash for general use by the Combined Company.

cc - Represents the elimination of interest expense recognized by Romeo on (1) issued and outstanding term notes that were settled for cash upon consummation of the Business Combination and (2) issued and outstanding convertible notes that were exchanged for RMG common stock, as if the notes had been converted to Romeo common stock immediately prior to the Business Combination.

dd - Represents the elimination of the income tax expense recognized by RMG. The income tax expense has been eliminated, and no additional pro forma income tax adjustments have been recorded, as Romeo has recognized significant losses for all historical reporting periods, which has resulted in the recognition of only California state franchise tax and a full valuation allowance against any available deferred tax assets. Accordingly, if the Business Combination had occurred as of January 1, 2019, no incremental income tax expense or benefit would have been recognized by the Combined Company.

ee – Represents the pro forma weighted-average shares of RMG common stock outstanding and pro forma loss per share calculated after giving effect to the Business Combination, as follows:

Numerator
Pro forma net loss (in thousands)	$(60,843)
Denominator
RMG public shares	22,934,985
Sponsor’s shares(1)	5,750,000
Private Placement investors’ shares(2)	16,000,000
Current Romeo stockholders’ shares(3)	80,800,556
Basic and diluted weighted average shares outstanding	125,485,541	(ee)
Loss per share
Basic and diluted(4)	$(0.48	)(ee)

(1)	Represents the Sponsor’s holdings of RMG Class A common stock upon the one-for-one conversion of the Sponsor’s RMG Class B common stock into RMG Class A common shares immediately prior to the consummation of the Business Combination, thereby, resulting in a single class of RMG common stock. Consistent with the assumption related to the Business Combination, this conversion is assumed to have occurred on January 1, 2019 and, accordingly, the shares are assumed to have been outstanding RMG Class A common stock for the entire annual period.

(2)	The Private Placement investors’ shares are assumed to have been issued on January 1, 2019, consistent with the assumed date of the Business Combination. Accordingly, these shares are assumed to have been outstanding for the entire annual period for purposes of calculating the weighted-average shares outstanding.

(3)	Shares issued to Romeo stockholders to consummate the Business Combination are assumed to have been issued on January 1, 2019. Accordingly, these shares are assumed to have been outstanding for the entire annual period for purposes of calculating the weighted-average shares outstanding. The pro forma shares attributable to current Romeo stockholders is calculated by multiplying the exchange ratio of 0.122 and the number of shares of Romeo common stock exchanged in the Business Combination, after giving effect to (1) Romeo’s issued and outstanding preferred stock as if it converted into Romeo common stock as described in balance sheet adjustment M; and (2) Romeo’s issued and outstanding convertible notes, inclusive of interest accrued thereon, as if they converted into Romeo common stock at a conversion price of $0.4339 per share.

(4)	Potentially dilutive shares have been deemed to be anti-dilutive and, accordingly, have been excluded from the calculation of diluted loss per share. Potentially dilutive shares that have been excluded from the determination of diluted loss per share include (1) 12,266,666 outstanding warrants issued in connection with the Initial Public Offering and (2) 15,710,676 options and warrants originally granted for the purchase of shares of Romeo common stock that became exercisable for the purchase of RMG common stock upon consummation of the Business Combination.